Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-179651) pertaining to the 2012 Long-Term Incentive Plan, Employee Stock Purchase Plan, 2000 Stock Option Plan, and Stock Subscription Warrant of Proto Labs, Inc. of our report dated March 22, 2013, with respect to the consolidated financial statements of Proto Labs, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

March 22, 2013